EXHIBIT 11
                            MEDICAL INNOVATIONS, INC.

                        COMPUTATION OF PER SHARE EARNINGS
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
                                                                                                 PER SHARE EARNINGS
                                                                               -----------------------------------------------------
YEARS ENDED DECEMBER 31:                                                           1995                1994                 1993
                                                                               -----------          -----------          -----------
PRIMARY:
Net income applicable to common stock ...............................          $ 1,109,995          $   609,806          $   742,033
Reduce interest expense, net of tax effect,
  for assumed debt retirement resulting from
  the 20% treasury stock repurchase limitation ......................               19,616                 --                125,566
                                                                               -----------          -----------          -----------
Net income to common and common
   equivalent shares ................................................          $ 1,129,611          $   609,806          $   867,599
                                                                               ===========          ===========          ===========
Weighted average common shares outstanding ..........................           15,874,592           16,543,506           14,025,986
Effect of stock options and warrants ................................              822,600              831,476            1,873,356
                                                                               -----------          -----------          -----------
Weighted average common and common
   equivalent shares ................................................           16,697,192           17,374,982           15,899,342
                                                                               ===========          ===========          ===========
Net income per common and common
   equivalent share - primary .......................................          $      0.07          $      0.04          $      0.05
                                                                               ===========          ===========          ===========
FULLY DILUTED:
Net income applicable to common stock ...............................          $ 1,109,995          $   609,806          $   742,033
Reduce interest expense, net of tax effect,
   for assumed debt retirement resulting from
   the 20% treasury stock repurchase limitation .....................               10,125                 --                 80,867
                                                                               -----------          -----------          -----------
Net income applicable to common and
   common equivalent shares .........................................          $ 1,120,120          $   609,806          $   822,900
                                                                               ===========          ===========          ===========
Weighted average common and common
   equivalent shares ................................................           16,697,192           17,374,982           15,899,342
Additional effect of stock options and warrants .....................               48,920               41,080                 --
                                                                               -----------          -----------          -----------
Weighted average common and common
  equivalent shares .................................................           16,746,112           17,416,062           15,899,342
                                                                               ===========          ===========          ===========
Net income per common and common
   equivalent share - fully diluted .................................          $      0.07          $      0.04          $      0.05
                                                                               ===========          ===========          ===========
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